Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

brock@bankofsmithtown.net

PRESS RELEASE

Release Date: July 26, 2006

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

SECOND QUARTER EARNINGS

EPS increase 33%

Deposits growing at 38% pace

Assets nearing $1 billion mark

Smithtown, NY, July 26, 2006 - Smithtown Bancorp (NASDAQ: SMTB), the parent company of Bank of Smithtown, today announced that the company had earnings for the second quarter of 2006 of $3,544,609, or $.40 per share. These basic earnings per share reflect a 33.33% increase over the same period last year. Basic earnings per share for the last twelve months now stand at $1.43.

Net income for the second quarter grew on a year-over-year basis from $2,698,176 to $3,544,609, an increase of 31.37%.

Deposits continued to grow at a strong pace during the second quarter. Deposits increased by approximately $47 million, to $828.2 million at quarter-end. This figure represents deposit growth of 6.08% during the second quarter. For the first six months of 2006, on an annualized basis, deposits are growing at a 37.68% pace. Last year, deposits grew by 35.51%.

Assets finished the quarter at more than $976 million. At the company’s current pace of growth, assets would pass the $1 billion mark during the third quarter.

Loan growth also continued to be strong. Loans grew by $41 million during the second quarter, to $786.4 million at the end of the period. This figure represents loan growth of 5.53% during the second quarter. For the first six months of 2006, on an annualized basis, loans are growing at a 25.20% pace. The company has had average loan growth of 25% per year for the last 10 years.

Net interest margin for the second quarter was 4.31%, which is a 6 basis point increase over the margin for the first quarter.

The company’s return on average equity for the second quarter was 23.71%. Year-to-date ROE is 22.65%. The company’s average ROE for the last 10 years is 23.24%. The average ROE for the 456 banks in the United States with assets between $500 million and $1 billion is 12.97%.

Return on average assets for the quarter was 1.49%. Year-to-date ROA is 1.43%. The average ROA for peer group banks throughout the nation is 1.19%.

Efficiency for the second quarter was 50.85%, which is a more than two full percentage point improvement over efficiency of 52.98% during the first quarter. The average efficiency for peer group banks throughout the nation is 61.05%.

Bank of Smithtown currently has six new branch projects in various stages of development in Bohemia, Coram, Setauket, Deer Park, Nesconset and Huntington. The bank expects to open the Bohemia branch during the third quarter and the Coram branch during the fourth quarter.

So far this year, the price for the company’s stock has risen by 32%. In contrast, the S & P 500 has a year-to-date gain of approximately 1.6% and the NASDAQ Composite Index is down approximately 6% so far this year. Earlier this week, Investors Business Daily added Smithtown Bancorp to its list of the “Top 100” stocks in the United States. Over the past 10 years, the market value of Smithtown Bancorp stock has risen at a compounded annual growth rate of more than 30% per year.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

SELECTED FINANCIAL DATA

(in thousands, except per share data)

	For the Three Months Ended		% Growth
	June 30, 2006	June 30, 2005	2005 to 2006
Basic Earnings per share	$0.40	$0.30	33.33%
Diluted Earnings per share	0.40	0.30	33.33%

Assets	$976,186	$794,582	22.86%
Loans	786,413	618,943	27.06%
Deposits	828,234	645,194	28.37%

Return on Average Equity	23.71	21.27
Cash Return on Average Equity (1)	24.63	21.36
Return on Average Tangible Equity (2)	24.95	21.67
Cash Return on Average Tangible Equity (3)	25.92	21.76

Return on Average Assets	1.49	1.41
Cash Return on Average Assets (1)	1.55	1.42
Return on Average Tangible Assets (2)	1.49	1.42
Cash Return on Average Tangible Assets (3)	1.55	1.42

Net Interest Margin	4.31	4.34

Efficiency	50.85	54.49
Efficiency - Cash Basis	47.56	54.36

(1)	Excludes amortization of intangibles
(2)	Excludes intangible assets
(3)	Excludes amortization of intangibles and intangible assets

SMITHTOWN BANCORP

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	As of June 30,
	2006	2005
ASSETS
Cash and due from banks	$12,718	$14,079
Federal funds sold	8,547	397

Total cash and cash equivalents	21,265	14,476

Investment securities:
Obligations of U.S. government treasuries	6,956	6,913
Obligations of U.S. government agencies	93,612	85,960
Mortgage - backed securities	3,868	4,496
Obligations of state and political subdivisions	12,083	14,598
Other securities	1,999	1,990

Total investment securities	118,518	113,957

Restricted securities	4,159	4,745

Loans	786,413	618,943
Less: allowance for loan losses	7,073	5,071

Loans, net	779,340	613,872

Bank premises and equipment	18,915	18,422

Other assets
Cash value of bank-owned life insurance	17,893	17,258
Goodwill	481	388
Intangible assets	2,357	541
Other	13,258	10,923

Total other assets	33,989	29,110
Total assets	$976,186	$794,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Demand (non-interest bearing)	$101,274	$109,193
Money market	247,967	203,497
NOW	35,259	35,650
Savings	46,391	52,144
Time	397,343	244,710

Total deposits	828,234	645,194
Dividends payable	355	355
Other borrowings	62,000	82,000
Subordinated debt	18,217	11,000
Other liabilities	6,303	4,700

Total liabilities	915,109	743,249

Stockholders’ equity
Common stock - $.01 par value (30,000,000 shares authorized; 10,750,921 shares issued; 8,885,589 shares outstanding)	108	108
Additional paid in capital	3,994	4,372
Retained earnings	68,037	56,816
Accumulated other comprehensive loss	(1,000)	99

	71,139	61,395
Less: treasury stock (1,865,331 shares at cost)	(10,062)	(10,062)
Total stockholders’ equity	61,077	51,333

Total liabilities and stockholders’ equity	$976,186	$794,582

SMITHTOWN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Interest income
Loans	$15,210	$10,191	$28,923	19,947
Federal funds sold	69	125	222	330
Investment securities:
Taxable:
Obligations of U.S. Treasury	62	61	123	72
Obligations of U.S. government agencies	1,082	795	1,935	1,176
Mortgage - backed securities	45	44	103	88
Other securities	22	35	44	74

Subtotal	1,211	935	2,205	1,410
Exempt from federal income taxes:
Obligations of state & political subdivisions	118	112	243	229
Other	58	53	105	95

Total interest income	16,666	11,416	31,698	22,011

Interest expense
Money market accounts (including savings)	2,165	969	4,045	1,708
Time deposits of $100,000 or more	2,167	797	3,428	1,389
Other time deposits	1,721	1,243	3,779	2,549
Other borrowings	677	588	1,393	1,189
Subordinated debt	338	169	548	323

Total interest expense	7,068	3,766	13,193	7,158

Net interest income	9,598	7,650	18,505	14,853
Provision for loan losses	500	85	1,100	225

Net interest income after provision for loan losses	9,098	7,565	17,405	14,628

Noninterest income
Trust and investment services	123	111	243	214
Service charges on deposit accounts	472	504	975	975
Revenues from insurance agency	943	897	1,964	1,764
Net gain (loss) on sales of investment securities	0	9	(11)	13
Increase in cash value of bank owned life insurance	161	159	318	316
Other	612	416	1,206	767

Total noninterest income	2,311	2,096	4,695	4,049

Noninterest expense
Salaries	2,797	2,478	5,447	4,868
Pension and other employee benefits	605	559	1,239	1,168
Net occupancy expense of bank premises	858	826	1,731	1,605
Furniture and equipment	495	442	1,033	877
Amortization of intangible assets	137	36	383	36
Other	1,150	954	2,192	2,042

Total noninterest expense	6,042	5,295	12,025	10,596

Income before income taxes	5,367	4,366	10,075	8,081
Provision for income taxes	1,822	1,668	3,452	3,034

Net income	$3,545	$2,698	$6,623	$5,047

Basic earnings per share	$0.40	$0.30	$0.75	$0.57
Diluted earnings per share	$0.40	$0.30	$0.75	$0.57
Cash dividends declared	$0.04	$0.04	$0.08	$0.08
Weighted average shares outstanding	8,866,891	8,879,153	8,866,356	8,878,982
Comprehensive income	$3,241	$3,176	6,224	5,101